UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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POINT BLANK SOLUTIONS, INC.
(Name of Registrant as Specified in Its Charter)

STEEL PARTNERS II, L.P.
STEEL PARTNERS II GP LLC
STEEL PARTNERS II MASTER FUND L.P.
STEEL PARTNERS LLC
WARREN G. LICHTENSTEIN
JAMES R. HENDERSON
TERRY R. GIBSON
GENERAL MERRILL A. MCPEAK
BERNARD C. BAILEY
ROBERT CHEFITZ

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Steel Partners II, L.P. (“Steel Partners”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of its five director nominees at the 2008 annual meeting of shareholders (the “Annual Meeting”) of Point Blank Solutions, Inc. (the “Company”).  Steel Partners has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  on February 8, 2008, Steel Partners issued the following press release:

STEEL PARTNERS NOMINATES FIVE HIGHLY QUALIFIED DIRECTOR CANDIDATES FOR ELECTION TO THE POINT BLANK SOLUTIONS BOARD

NEW YORK, NY – FEBRUARY 8, 2008 - Steel Partners II, L.P. (“Steel Partners”) announced today that it has nominated a slate of five highly qualified director nominees for election to the Board of Directors of Point Blank Solutions, Inc. (“PBSI” or the “Company”) (OTC Pink Sheets: PBSO.PK) at the Company’s 2008 Annual Meeting of Shareholders. Steel Partners, which beneficially owned 3,441,922 shares of common stock of the Company as of February 7, 2008, constituting approximately 6.7% of the Shares outstanding, detailed its intention in a written notice to the Corporate Secretary of Point Blank.

On October 30, 2007, Steel issued a letter to the Company stating its willingness to enter into negotiations to acquire all of the common stock of PBSI it does not already own for no less than $5.50 per share in cash, representing at least a 23% premium to PBSI’s closing price on October 29, 2007.  PBSI management subsequently rejected Steel’s offer.

Steel stressed at the time its extensive experience working with and maximizing the value of other public companies in the defense industry, including United Industrial Corporation, Aydin Corp., ECC International Corp. and Tech-Sym Corp. PBSI’s core business is the manufacturing of body armor and protective clothing for the military and law enforcement.

Steel Partners director nominees include:

James R. Henderson is a Managing Director and operating partner of Steel Partners LLC.  He has been associated with Steel Partners LLC and its affiliates since August 1999.  Mr. Henderson has more than 26 years of experience as an operating executive with various companies, including defense companies such as ECC International Corp. and Aydin Corp. and with the defense and military division of UNISYS Corp.  He also served as a director of the defense company Tech-Sym Corp.

Terry R. Gibson is a Managing Director of SP Corporate Services LLC, a management services company owned by Steel Partners. Mr. Gibson has served as a director and Chief Executive Officer of Cosine Communications, Inc. a global telecommunications equipment supplier, since January 2005 and as Executive Vice President and Chief Financial Officer since joining CoSine in January 2002. Between 1996 and 2002, Mr. Gibson sewed as Chief Financial Officer of Calient  Networks, Inc., Ramp Networks, Inc. and GaSonics, International. He also served as Vice President and Corporate Controller of Lam Research Corporation from February 1991 through June 1996.

General Merrill A. McPeak is the President of McPeak and Associates, a management-consulting firm he founded in 1995. General McPeak was Chief of Staff of the United States Air Force from November 1990 to October 1994, when he retired from active military service. General McPeak was for several years Chairman of ECC, International, a Florida-based simulation and training company. Currently, General McPeak is Chairman of the board of directors of Ethicspoint, Inc., a company providing confidential corporate governance compliance and whistleblower reporting services. General McPeak has served as a director of several other public companies, including Del Global, Tektronix and TWA.

Robert Chefitz has over 25 years of experience investing in security, technology and biotech companies. Since 2002, Mr. Chefitz has been a Managing Member of NJTC Venture Fund, a private equity fund. During this time, Mr. Chefitz also founded Egis Capital Partners, a fund focused on private equity investments in the security and homeland defense industry. Since 2003, Mr. Chefitz has served as a director of biotech firm Redpoint Bio Corporation. From 1990 until 2002, Mr. Chefitz was a general partner of Apax Partners (formerly Patricof & Co. Ventures, Inc.), where he played an integral role in raising over $1.5 billion for investment in various industries. Mr. Chefitz is a past president of The New York Venture Capital Forum.

Bernard C. Bailey has more than 25 years operational experience in the high-tech and security sectors. Since September 2006, he has served as Chairman and CEO of Paraquis Solutions LLC, a consulting and IT strategy firm. Mr. Bailey has also served as a director of Telos Corporation and a director of Lasercard Corporation, since 2006, and is currently the Chairman of the Board of Lasercard Corporation.  From August 2002 to 2006, Mr. Bailey served as President, CEO and a director of Viisage Technology, Inc., a company that provides identity solutions for security credentials. Previously, Mr. Bailey served as the Chief Operating 0fficer of Art Technology Group, Inc. Earlier in his career, Mr. Bailey served in various capacities at IBM Corporation, including several executive positions. A graduate of the U.S. Naval Academy, Mr. Bailey served for eight years as an officer in the US Navy.

About Steel Partners II, L.P.
Steel Partners II, L.P. is a long-term relationship/active value investor that seeks to work with the management of its portfolio companies to increase corporate value for all stakeholders and shareholders.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Steel Partners II, L.P. (“Steel Partners II”), together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and accompanying proxy card to be used to solicit votes for the election of its slate of director nominees at the 2008 annual meeting of stockholders of Point Blank Solutions, Inc., a Delaware corporation (the “Company”).

STEEL  PARTNERS  II STRONGLY  ADVISES ALL  STOCKHOLDERS  OF THE COMPANY TO READ THE PROXY  STATEMENT  WHEN  IT  IS  AVAILABLE  BECAUSE  IT  WILL  CONTAIN  IMPORTANT INFORMATION.  SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Steel Partners II, Steel Partners II GP LLC (“Steel Partners GP LLC”), Steel Partners II Master Fund L.P. (“Steel Master”), Steel Partners LLC (“Partners LLC”), Warren G. Lichtenstein, James R. Henderson, Terry R. Gibson, General Merrill A. McPeak, Bernard C. Bailey and Robert Chefitz (collectively, the "Participants").  As of February 7, 2008, Steel Partners II beneficially owned 3,441,922 shares of common stock of the Company (the “Shares”), constituting  approximately  6.7% of the Shares  outstanding.  Steel Master is the sole limited partner of Steel Partners II.  Steel GP LLC is the general partner of Steel Partners II and Steel Master.  Partners LLC is the investment manager of Steel Partners II and Steel Master.  Warren G. Lichtenstein is the manager of Partners LLC and the managing member of Steel GP LLC.  By virtue of these relationships, each of Steel GP LLC, Steel Master, Partners LLC and Mr. Lichtenstein may be deemed to beneficially own the 3,441,922 Shares owned by Steel Partners II. Currently, Messrs. Henderson, Gibson, McPeak, Bailey and Chefitz do not directly own any Shares of the Company. As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, they are each deemed to beneficially own the 3,441,922 Shares owned by Steel Partners, constituting approximately 6.7% of the Shares outstanding.

Contact:
Sitrick And Company, Inc.
Jason Booth, 310-941-3616

Source: Steel Partners II, L.P.